Exhibit 3.2

                             ARTICLES OF AMENDMENT
                                      TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                          CFW COMMUNICATIONS COMPANY

          The name of the corporation is CFW Communications Company.

          Pursuant to Section 13.1-639 of the Virginia Stock Corporation Act and the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Articles of Incorporation are hereby amended to create a new series of Preferred Stock to consist of 137,500 shares of Senior Cumulative Convertible Preferred Stock, Series C, by adding to Article II of such Articles of Incorporation, a new section entitled, "Senior Cumulative Convertible Preferred Stock, Series C," attached hereto as Appendix I. The
                                                           ----------
Articles of Incorporation are further amended to create a new series of Preferred Stock to consist of 77,200 shares of Senior Cumulative Convertible Preferred Stock, Series D, by adding to Article II of such Articles of Incorporation, a new section entitled, "Senior Cumulative Convertible Preferred Stock, Series D," attached hereto as Appendix II.
                                     -----------

          The amendments to the Articles of Incorporation of the Corporation were duly adopted by the Board of Directors of the Corporation on May 17, 2000 and July 21, 2000. Shareholder action was not required.

          These Articles of Amendment shall become effective on July 25, 2000 at 10:00 a.m.


Dated:  July 24, 2000               CFW COMMUNICATIONS COMPANY


                              By:   _______________________________
                                    Name:
                                    Title:

                                                                      APPENDIX I

                        TERMS OF THE SENIOR CUMULATIVE
                     CONVERTIBLE PREFERRED STOCK, SERIES C
                                      OF
                          CFW COMMUNICATIONS COMPANY

1.   Number; Rank. The number of authorized shares of Senior Cumulative
     ------------
Convertible Preferred Stock, Series C (the "Series C Preferred Stock") shall be
                                            ------------------------
137,500. The Series C Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (i) pari passu with the Company's Senior Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock") and with the Company's Senior Cumulative Convertible
 ------------------------
Preferred Stock, Series D (the "Series D Preferred Stock") and (ii) senior to
                                ------------------------
all classes of the Company's common stock, no par value per share ("Common
                                                                    ------
Stock"), and to each other class of capital stock of the Company now or
-----
hereafter established (collectively, the "Junior Securities").  The definition
                                          -----------------
of Junior Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities.

2.   Dividends.
     ---------
(a) Each holder of Series C Preferred Stock shall be entitled to receive, in respect of each Dividend Period, when, as and if declared by the Board of Directors of the Company, out of funds legally available for the payment of dividends, cumulative dividends in an amount per share equal to the excess ( if any) of (i) the Applicable Percentage of the Accreted Value as of the immediately preceding Dividend Payment Date (or, for the initial Dividend Period, as of the date of issuance) over (ii) the amount of any regular cash dividends per share of Series C Preferred Stock that have been paid during such Dividend Period pursuant to paragraph 2(d). Subject to the provisions of paragraph 2(b), dividends paid pursuant to this paragraph 2(a) shall be payable in cash in arrears semi-annually on June 30 and December 31 of each year (each of such dates being a "Dividend Payment Date" and each such semi-annual period
                       ---------------------
being a "Dividend Period"). Such dividends shall accrue from the date of issue
         ---------------
(except that dividends on any amounts added to the Accreted Value pursuant to paragraph 2(b) shall accrue from the date such amounts are added to the Accreted Value), whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series C Preferred Stock on June 1 and December 1, as they appear on the stock records of the Company at the close of business on such record dates. The date on which the Company initially issues any share of Series C Preferred Stock shall be deemed to be its "date of issue" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such share.

(b) If dividends are not paid in cash on any Dividend Payment Date for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period), the unpaid amount shall be added to the Accreted Value for purposes of calculating succeeding periods' dividends. Notwithstanding the addition to Accreted Value, the Company may pay, when, as and if declared by the Board of Directors of the Company, the amount of dividends previously added to the Accreted Value pursuant to the preceding sentence, and, if and when so paid, the Accreted Value shall be reduced by the amount of such payments; provided
                                                                    --------
that if on the date on which
any such dividend is declared the Daily Price of a share of Common Stock is equal to or exceeds the then applicable Conversion Price, then the Company shall declare and pay such dividend in the number of shares of Common Stock determined by dividing the cash amount of such dividend that the Company otherwise would pay by the then applicable Conversion Price, and the Accreted Value shall be reduced by the amount of cash the Company otherwise would have paid.

(c) The Applicable Percentage for each full Dividend Period for the Series C Preferred Stock shall be 4.25%. The Applicable Percentage for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series C Preferred Stock shall be computed on the basis of a per annum rate of 8.50% and the actual number of days elapsed over twelve 30-day months and a 360-day year. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears. Notwithstanding the foregoing, if Shareholder Approval is obtained, this subparagraph 2(c) shall automatically be amended by substituting (i) "2.75%" for "4.25%" in the first sentence hereof and
(ii) "5.50%" for "8.50%" in the second sentence hereof; such amendment to take effect (x) as of the original date of issuance of the Series C Preferred Stock, if Shareholder Approval is obtained on or before the date which is six months from the original date of issuance, or (y) as of the date Shareholder Approval is obtained, if Shareholder Approval is obtained following the date which is six months from the original date of issuance.

(d) In case the Company shall fix a record date for the making of any dividend or distribution to holders of Common Stock, whether payable in cash, securities or other property (other than dividends or distributions payable solely in Common Stock), the holder of each share of Series C Preferred Stock on such record date shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock into which such share of Series C Preferred Stock is convertible on such record date (disregarding any Conversion Cap or Minimum Conversion Price then in effect).

(e) So long as any shares of the Series C Preferred Stock are outstanding, no Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly (except by conversion into or exchange for Junior Securities) or any cash dividend made on any Junior Security other than the ordinary dividend on the Company's Common Stock as determined and declared by the Board in which the holders of the Series C Preferred Stock participate in accordance with subparagraph (d) above, unless in each case (i) the full dividends on all outstanding shares of the Series C Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock.

3.   Liquidation Preference.
     -----------------------

(a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holder of each share of Series C Preferred Stock shall be entitled to receive an amount per share equal to the Liquidation Value of such share on the date of distribution, and such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock, Series B Preferred Stock and Series D Preferred Stock (collectively, the "Preferred Stock") shall be insufficient to
                                    ---------------
pay in full the preferential amount due on such shares, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock if all amounts payable thereon were paid in full. Solely for the purposes of this paragraph 3, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

(b) After payment shall have been made in full to the holders of the Preferred Stock, as provided in this paragraph 3, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed to holders of capital stock of the Company, and the holders of the Preferred Stock shall not be entitled to share therein.

4.   Conversion.
     ----------

(a) Subject to the provisions of this paragraph 4, each holder of shares of Series C Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert its outstanding shares of Series C Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. Subject to subparagraph 4(a)(ii) below, the number of shares of Common Stock deliverable upon conversion of one share of Series C Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period, divided by (ii) the Conversion Price on such date. No notice delivered by the Company pursuant to paragraph 5 will limit in any way any holder's rights to convert pursuant to this paragraph 4(a). In order to exercise the conversion privilege set forth in paragraph 4(a), the holder of the shares of Series C Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Company, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Each conversion pursuant to paragraph 4(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series C Preferred Stock shall have been surrendered and such notice received by the Company as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. Effective upon such conversion, the shares of Series C Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 4.

                  In connection with any conversion of shares of Series C Preferred Stock into shares of Common Stock occurring within 30 days of the Company's delivery of a Change of Control Notice pursuant to the provisions of paragraph 4(m), the number of shares of Common Stock deliverable upon conversion of one share of Series C Preferred Stock shall be equal to (x) the Change of Control Amount, divided by (y) the Conversion Price on such date.

        (iii)     Unless Shareholder Approval is obtained, in no event shall the
conversion of the Series C Preferred Stock result in the issuance, in the aggregate, of more than 1,796,000 shares of Common Stock (subject to proportional adjustment for any stock split, stock dividend, recapitalization, reverse stock split or other similar event with respect to the Common Stock) (the resulting number, the "Conversion Cap"). Any portion of the Accreted Value
                            --------------
that may not be converted into Common Stock as a result of the Conversion Cap shall be paid in cash by the Company at the time the Conversion Cap is reached. If Shareholder Approval is obtained, this subparagraph 4(a)(iii) shall be of no further force or effect.

(b) Unless the shares issuable on conversion pursuant to this paragraph 4 are to be issued in the same name as the name in which such shares of Series C Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                 As promptly as possible, but in any event within 5 days, after the surrender by the holder of the certificates for shares of Series C Preferred Stock as aforesaid, the Company shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 4.

                 All shares of Common Stock delivered upon conversion of the Series C Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

(c) Upon delivery to the Company by a holder of shares of Series C Preferred Stock of a notice of election to convert pursuant to paragraph 4(a) above, the right of the Company to purchase such shares of Series C Preferred Stock shall terminate, regardless of whether a notice has been mailed pursuant to paragraph 5.

                 From the date of delivery by a holder of shares of Series C Preferred Stock of such notice of election to convert, in lieu of dividends on such Series C Preferred Stock pursuant to paragraph 2, such Series C Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock.

                 Except as provided herein, the Company shall make no payment or adjustment for accrued dividends on shares of Series C Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

(d) The Company shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversion of the Series C Preferred Stock.

          Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company.

(e) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series C Preferred Stock pursuant hereto; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series C Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(f) In connection with the conversion of any shares of Series C Preferred Stock, no fractional shares of Common Stock shall be issued, but in lieu thereof the Company shall pay to the holder thereof the value of such share in cash as determined by reference to the Daily Price as of the date of conversion of such fractional share.

(g)  Conversion Price.
     ----------------

(i) In order to prevent dilution of the conversion rights granted under this paragraph 4, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph (g).

(ii) Subject to the Minimum Conversion Price, if any, if and whenever on or after the original date of issuance of the Series C Preferred Stock the Company issues or sells, or in accordance with paragraph (h) is deemed to have issued or sold, any shares of its Common Stock without consideration or at a price per share less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then in each such case, the Conversion Price, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the following fraction:
                                 P + N
                                 -----
                                 P + F
          where
          P = the number of shares of Common Stock outstanding immediately prior to such issuance or sale, assuming the exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock at any time on or after the date of such calculation

          N = the number of shares of Common Stock which the net aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Conversion Price in effect immediately prior to such issuance or sale

          F =  the number of additional shares of Common Stock so issued or sold

(iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of (A) any issue or sale (or deemed issue or sale) of Options to acquire shares of Common Stock to employees of the Company, or shares of Common Stock issuable pursuant to the exercise of such Options, pursuant to stock option plans approved by the Company's Board of Directors so long as the exercise price of such Options is not less than the Current Market Price Per Common Share on the date such Options are issued as determined by the Company's Board of Directors in its good faith judgment, or any issuance of shares of Common Stock pursuant to the exercise of Options outstanding as of July 11, 2000; (B) the issuance of up to 3,716,400 shares of Common Stock to the sellers in connection with the closing of the Company's acquisition of R&B Communications, Inc. and the issuance to employees of R&B Communications, Inc. of options to acquire shares of Common Stock (not exceeding 65,000 shares in the aggregate) pursuant to the terms set forth in Exhibit G to the Agreement and Plan of Merger, dated as of June 16, 2000, by and among R&B Communications, Inc., R&B Combination Company and the Company; (C) Common Stock issued pursuant to and in accordance with the terms of the Company's Dividend Reinvestment Plan (so long as such shares are issued at a price which is no less than the Daily Price on the date of issuance) or 1997 Employee Stock Purchase Plan, each as in effect as of July 11, 2000; and (D) the issuance of up to 600,000 shares of Common Stock in connection with the purchase by the Company of minority interests in the Virginia PCS Alliance, the West Virginia PCS Alliance and/or the Virginia RSA 6 Cellular Limited Partnership (assuming that the aggregate purchase price for all such minority interests does not exceed $21 million).

(iv) Unless Shareholder Approval has been obtained, in no event shall the Conversion Price be adjusted below $35.50 (the "Minimum Conversion Price").
                                                ------------------------
If Shareholder Approval is obtained, this subparagraph 4(g)(iv) shall be of no further force or effect.

(h)  Effect on Conversion Price of Certain Events.  For purposes of determining
     --------------------------------------------
the adjusted Conversion Price under paragraph (g), the following shall be applicable:

(i)  Issuance of Rights or Options.  Except for Options granted in accordance
     -----------------------------
with the provisions of paragraph (g)(iii) above or in accordance with the Company's Rights Agreement dated as of February 26, 2000, if the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or
     ----------------------------------
sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than (a) the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such

Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph (h), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)   Change in Option Price or Conversion Rate. Except for Options granted in
        -----------------------------------------
accordance with the provisions of paragraph (g)(iii) above or in accordance with the Company's Rights Agreement dated as of February 26, 2000, if the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Series C Preferred Stock. For purposes of paragraph (h), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series C Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

(iv)    Treatment of Expired Options and Unexercised Convertible Securities.
        -------------------------------------------------------------------
Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series C Preferred Stock. For purposes of paragraph (h), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series C Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series C Preferred Stock.

(v)     Calculation of Consideration Received. If any Common Stock, Option or
        -------------------------------------
Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of a majority of the outstanding Series C Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the outstanding Series C Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

(vi)  Integrated Transactions.  In case any Option is issued in connection with
      -----------------------
the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(vii) Record Date.  If the Company takes a record of the holders of Common
      -----------
Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or
(b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(i)   Subdivision or Combination of Common Stock.  If the Company at any time
      ------------------------------------------
subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(j)   Reorganization, Reclassification, Consolidation, Merger or Sale.  Any
      ---------------------------------------------------------------
recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding) to insure that each of the holders of Series C Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series C Preferred Stock immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding) to insure that the provisions of paragraph 4 hereof shall thereafter be applicable to the Series C Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price pursuant to the provisions of this paragraph 4 to give effect to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series C Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(k)  Certain Events.  If any event occurs of the type contemplated by the
     --------------
provisions of paragraph 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series C Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to paragraph 4 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series C Preferred Stock.

(l)  Notices.
     -------

(i) Immediately upon any adjustment of the Conversion Price, the Company shall give written notice thereof to all holders of Series C Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Company shall give written notice to all holders of Series C Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock (other than the Company's ordinary Common Stock dividend), (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Company shall also give written notice to the holders of Series C Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

(m)  Change of Control Offer.
     -----------------------

(i) Promptly after the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall commence
                      ----------------------
(or cause to be commenced) an offer to purchase all outstanding shares of Series C Preferred Stock pursuant to the terms described in paragraph (m)
(iv) (the "Change of Control Offer") at a purchase price equal to the
           -----------------------

Change of Control Amount on the Change of Control Payment Date, and shall purchase (or cause the purchase of) any shares of Series C Preferred Stock tendered in the Change of Control Offer pursuant to the terms hereof.

(ii) At the option of each holder of Series C Preferred Stock, the Change of Control Amount payable to such holder shall be payable (i) in cash, (ii) in a number of shares of Common Stock (or the securities of the entity into which the Common Stock became converted or was exchanged in connection with the Change of Control) determined by dividing the portion of the Change of Control Amount that would otherwise be paid in cash (and which the holder has elected to receive in shares) by the Conversion Price in effect as of the date on which the Change of Control occurred (which will determine the number of shares of the Company that the holder would receive, which shall then be used to determine the number of shares of the successor entity, if applicable, that the holder is entitled to receive), or (iii) in a combination of cash and such shares.

(iii) If a holder elects to receive the Change of Control Amount in cash, prior to the mailing of the notice referred to in paragraph (m)(iv), but in any event within 20 days following the date on which a Change of Control has occurred, the Company shall (A) promptly determine if the purchase of the Series C Preferred Stock for cash would violate or constitute a default under the indebtedness of the Company and (B) either shall repay to the extent necessary all such indebtedness or preferred stock of the Company that would prohibit the repurchase of the Series C Preferred Stock pursuant to a Change of Control Offer or obtain any requisite consents or approvals under instruments governing any indebtedness or preferred stock of the Company to permit the repurchase of the Series C Preferred Stock for cash. The Company shall first comply with this paragraph (m)(iii) before it shall repurchase for cash any Series C Preferred Stock pursuant to this paragraph (m).

(iv) Within 20 days following the date on which a Change of Control has occurred, the Company shall send, by first-class mail, postage prepaid, a notice (a "Change of Control Notice") to each holder of Series C Preferred
           ------------------------
Stock. If applicable, such notice shall contain all instructions and materials necessary to enable such holders to tender Series C Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

 .    (A)  that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to this paragraph (m) and that all Series C Preferred Stock validly tendered and not withdrawn will be accepted for payment;

 .    (B)  the purchase price (including the amount of accrued dividends, if any)
     and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");
                            ------------------------------

 .    (C)  that any shares of Series C Preferred Stock not tendered will continue to accrue dividends;

 .    (D)  that, unless the Company defaults in making payment therefor, any share of Series C Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

 .    (E)  that holders electing to have any share of Series C Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Series C Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Company and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the Series C Preferred Stock at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

 .    (F)  that holders will be entitled to withdraw their election if the
     Company receives, not later than five business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series C Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such shares of Series C Preferred Stock purchased;

 .    (G)  that holders who tender only a portion of the shares of Series C
     Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased shares of Series C Preferred Stock; and

 .    (H)  the circumstances and relevant facts regarding such Change of Control
     (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

(v) The Company will comply with any tender offer rules under the Exchange Act which may then be applicable in connection with any offer made by the Company to repurchase the shares of Series C Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation hereunder by virtue thereof.

(vi) On the Change of Control Payment Date, the Company shall (A) accept for payment the shares of Series C Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor, at the option of each such holder, in cash or Common Stock (or the securities of the entity into which the Common Stock became converted in connection with the Change of Control) as provided in paragraph
(ii) above and (C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Company defaults in the payment for the shares of Series C Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Series C Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

(vii) To accept the Change of Control Offer, the holder of a share of Series C Preferred Stock shall deliver, prior to the close of business on the business day prior to the Change of Control Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Series C Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

(n)  Certain Mergers. In connection with any consolidation with or merger with
     ---------------
or into, any person in a transaction where the Common Stock is converted into or exchanged for securities of such person or an affiliate of such person, the Company covenants that as a condition precedent to the consummation of any such consolidation or merger it shall provide the holders of the Series C Preferred Stock with a certificate, in form and substance satisfactory to the holders of a majority of the Series C Senior Preferred Stock signed by a duly authorized officer of the Company indicating that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preference stock and that the Series C Preferred Stock shall be converted into or exchanged for and shall become shares of such person having in respect of such person substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Series C Preferred Stock had immediately prior to such transaction.

(o)  Conversion at the Option of the Company.  If on any date after the fifth
     ---------------------------------------
anniversary of the date of issuance of the Series C Preferred Stock, the Daily Price has been at least $64.50 per share (as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or other similar transactions) during any 30 trading days out of any consecutive 45 trading day period, the Company may elect, by written notice delivered to the Transfer Agent (with a copy to each holder of Series C Preferred Stock), no later than five Market Days after such date, to cause all outstanding shares of Series C Preferred Stock to be converted into fully paid and nonassessable shares of Common Stock. Any such conversion shall be deemed to have been effected, without further action by any party, immediately prior to the close of business on the date such notice is received by the Transfer Agent. The number of shares of Common Stock deliverable upon conversion of one share of Series C Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period, divided by (ii) the Conversion Price on such date.

(p)  Reacquired Shares. Any shares of Series C Preferred Stock purchased or
     -----------------
otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by an amendment or amendments of the Company's articles of incorporation adopted by the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

5.   Put/Conversion.
     --------------

(a) At any time on or after October 26, 2010, the holders of a majority of the shares of Series C Preferred Stock may, by written notice (the "Put Notice") to
                                                                ----------
the Company, require the Company to purchase all of the outstanding shares of Series C Preferred Stock at a price per share equal to the Accreted Value on the date of purchase, plus all dividends accrued to such date (whether or not earned or declared) since the most recent Dividend Payment Date (the "Put Right"). The
                                                               ---------
Put Notice shall state the date of purchase, which shall be no earlier than 30 days from the date of the Put Notice. The purchase price will be payable in cash.

(b) Upon receipt of the Put Notice, the Company shall notify, by first class mail, postage prepaid, each holder of record of the shares to be purchased at such holder's address as the same appears on the stock register of the Company; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the purchase of any share of Series C Preferred Stock to be purchased except as to the holder to whom the Company has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the date of purchase; (ii) the purchase price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the purchase price; and (iv) that dividends on the shares to be purchased will cease to accrue on such date of purchase.

(c) Notice having been mailed as aforesaid, from and after the purchase date (unless default shall be made by the Company in providing money for the payment of the purchase price), dividends on the shares of Series C Preferred Stock shall cease to accrue, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the purchase price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so purchased (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such share shall be purchased by the Company at the purchase price aforesaid.

(d) For the avoidance of doubt, nothing in this paragraph 5 shall restrict the right of the holders of Series C Preferred Stock to convert their shares of Series C Preferred Stock into shares of Common Stock prior to such holders acceptance of the purchase price.

(e) If a Put Notice has not been delivered to the Company on or before the date which is one year from the applicable date set forth in paragraph 5(a) above, then the Company shall have the right to convert all, but not less than all, of the outstanding shares of Series C Preferred Stock into fully paid and non-assessable shares of Common Stock pursuant to the provisions of paragraph 4. Notwithstanding the foregoing, if the Conversion Cap prohibits the issuance of the proper number of shares of Common Stock, then, in lieu of such shares of Common Stock which may not be issued due to the Conversion Cap, the Company shall pay to the holders of the Series C Preferred Stock cash in an amount equal to the Current Market Price Per Common Share of such shares of Common Stock as of the date of conversion. If, upon any such conversion, the holders of Series C Preferred Stock will receive shares of Common Stock and cash, then each holder shall receive shares and cash ratably in accordance with the number of shares of Series C Preferred Stock held by such holder.

(f) The Company shall notify, by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date of conversion each holder of record of the shares to converted at such holder's address as the same appears on the stock register of the Company; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the conversion of any share of Series C Preferred Stock to be converted except as to the holder to whom the Company has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the conversion date; (ii) the number of shares of Common Stock and the cash, if any, into which each share of Series C Preferred Stock will convert; (iii) the place or places where certificates for shares of Series C Preferred Stock are to be surrendered for conversion; and (iv) that dividends on the shares to be converted will cease to accrue on such conversion date.

6.   Voting Rights.
     ---------------

(a) Except as required by law, each holder of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series C Preferred Stock could be converted, pursuant to the provisions of paragraph 4 hereof, on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series C Preferred Stock and Common Stock shall vote together as a single class on all matters.

(b) In addition, so long as any of the Series C Preferred Stock is outstanding, the affirmative vote of the holders of (x) all of the outstanding shares of Series C Preferred Stock shall be necessary to alter or change the preferences, rights or powers of the Series C Preferred Stock, and (y) a majority of the outstanding shares of Series C Preferred Stock, voting together as a single class, shall be necessary to: (i) increase or decrease the authorized number of shares of Series C Preferred Stock, (ii) amend, alter, repeal or waive any provision of the Restated Articles of Incorporation (including any articles of amendment and whether by amendment, merger or otherwise) or the By-laws so as to adversely affect the preferences, rights or powers of the Series C Preferred Stock, including, without limitation, the voting powers, dividend rights and liquidation preference of the Series C Preferred Stock, or change the Series C Preferred Stock into any other securities (other than as required by paragraph 4(j)), cash or other property, (iii) issue any additional Series C Preferred Stock or create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to or pari passu with the Series C Preferred Stock, (iv) redeem or repurchase for cash any Junior Securities, or (v) authorize the issuance of any Common Stock or Convertible Securities at a price that would cause the Conversion Price to be adjusted below the Minimum Conversion Price, provided that the approval required by this clause (v) shall no longer be required at any time following Shareholder Approval removing the Minimum Conversion Price limitation and authorizing the Series C Preferred Stock to be converted into Common Stock at any Conversion Price determined by application of the anti-dilution protection set forth in paragraph 4 above without regard to the Minimum Conversion Price.

7.   Miscellaneous.  If any holder of Series C Preferred Stock elects to receive
     -------------
the Change of Control Amount in shares of Common Stock in connection with a Change of Control Offer pursuant to paragraph 4(m), the Company shall comply with all statutes, rules and regulations applicable thereto at that time, including any and all regulations of the principal trading market on which the Common Stock is then trading, including, if necessary, any shareholder approval requirement under NASD Rule 4460(i), as it may be amended from time to time.

8.   Definitions.  The following terms, as used herein, shall have the following
     -----------
meanings:

     "Accreted Value" equals, with respect to one share of Series C Preferred
      --------------
Stock, $1,000, adjusted for the amount of any dividends added to (or subtracted from) the Accreted Value in accordance with paragraph 2(b) (which aggregate amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Series C Preferred Stock).

     "Applicable Percentage" is defined in paragraph 2(c) hereof.
      ---------------------

     "Change of Control" means: (i) the sale, lease, transfer, conveyance or
      -----------------
other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Company and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the Voting Securities of the Company, or (iii) the first day on which a majority of the members of the board of directors are not Continuing Directors.

     "Change of Control Amount" means, with respect to one share of Series C
      ------------------------
Preferred Stock, 101% of the Accreted Value per share plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period; provided, however, that if the Change of Control occurs prior
                 --------  -------
to the fifth anniversary of the date of issue of any share of Series C Preferred Stock, the Accreted Value shall be calculated assuming the Change of Control had occurred on the fifth anniversary of the date of issue of such share of Series C Preferred Stock (and assuming that no cash dividends had been paid on such share from the actual date of the Change of Control through the fifth anniversary of the date of issue).

     "Continuing Directors" means individuals who constituted the Board of
      --------------------
Directors of the Company on July 11, 2000 (the "Incumbent Directors"); provided
                                                -------------------
that any individual becoming a director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Company, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting.

     "Conversion Price" means $43.00, subject to adjustment from time to time as
      ----------------
provided in paragraph 4; provided, however, that if Shareholder Approval is obtained, this definition will automatically be amended by substituting "$45.00" for "$43.00"

     "Conversion Stock" means shares of the Company's Common Stock, no par value
      ----------------
per share; provided that if there is a change such that the securities issuable upon conversion of the Series C Preferred Stock are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series C Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Convertible Securities" means any stock or securities directly or
      ----------------------
indirectly convertible into or exchangeable for Common Stock.

     "Current Market Price Per Common Share" means, as of any date, the average
      -------------------------------------
(weighted by daily trading volume) of the Daily Prices per share of Common Stock for the 30 consecutive trading days immediately prior to such date.

     "Daily Price" means, as of any date, (i) if the shares of such class of
      -----------
Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such date as reported on the NYSE Composite
  ----
Transactions Tape; (ii) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such date as reported by the principal national securities exchange on which the shares are listed and traded; (iii) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such date on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (iv) if the shares of such class
                                  ------
of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such date as reported by NASDAQ.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Liquidation Value" on any date means, with respect to one share of Series
      -----------------
C Preferred Stock, the greater of (i) the Accreted Value on such date, plus all dividends (whether or not earned or declared) accrued since the end of the previous Dividend Period and (ii) the amount that would have been payable on a number of shares of Common Stock equal to the number of shares of Common Stock into which a share of Series C Preferred Stock was convertible immediately prior to such date (disregarding any Conversion Cap or Minimum Conversion Price then in effect).

     "Market Day" means a day on which the principal national securities market
      ----------
or exchange on which the Common Stock is listed or admitted for trading is open for the transaction of business.

     "Market Price" of any security means the average of the closing prices of
      ------------
such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holders of a majority of the Series C Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of a majority of the Series C Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

     "Options" means any rights, warrants or options to subscribe for or
      -------
purchase Common Stock or Convertible Securities.

     "Person" as used herein means any corporation, limited liability company,
      ------
partnership, trust, organization, association, other entity or individual.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Shareholder Approval" means the approval of requisite holders of the
      --------------------
Common Stock with respect to each of the following: (i) the removal of the Conversion Cap contemplated in subparagraph 4(a)(iii), (ii) the removal of the Minimum Conversion Price contemplated in subparagraph 4(g)(iv), (iii) the removal of any limitation on the conversion of the Series D Preferred Stock into Series C Preferred Stock and on the conversion of the Series C Preferred Stock into Common Stock and (iv) the removal of any limitation on the right of Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe IX, L.P. or any of their Affiliates to vote any Voting Securities contained in Section 4.02 of that certain Amended and Restated Shareholders Agreement dated as of July 26, 2000.

     "Transfer Agent" means the transfer agent for the Series C Preferred Stock
      --------------
appointed by
 the Company.

     "Voting Securities" means securities of the Company ordinarily having the
      -----------------
power to vote for the election of directors of the Company; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

                                                                     APPENDIX II


                        TERMS OF THE SENIOR CUMULATIVE
                     CONVERTIBLE PREFERRED STOCK, SERIES D
                                      OF
                          CFW COMMUNICATIONS COMPANY

  1.   Number; Rank. The number of authorized shares of Senior Cumulative
       ------------
Convertible Preferred Stock, Series D (the "Series D Preferred Stock") shall be
                                            ------------------------
77,200. The Series D Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, (i) rank pari passu with the Company's Senior Cumulative Convertible Preferred Stock, Series B (the "Series B
                                                                        --------
Preferred Stock") and with the Company's Senior Cumulative Convertible Preferred
---------------
Stock, Series C (the "Series C Preferred Stock") and (ii) senior to all classes
                      ------------------------
of the Company's common stock, no par value per share ("Common Stock"), and to
                                                        ------------
each other class of capital stock of the Company now or hereafter established (collectively, the "Junior Securities"). The definition of Junior Securities
                    -----------------
shall also include any rights or options exercisable for or convertible into any of the Junior Securities.

  2.   Dividends.
       ---------

         (a) Each holder of Series D Preferred Stock shall be entitled to receive, in respect of each Dividend Period, when, as and if declared by the Board of Directors of the Company, out of funds legally available for the payment of dividends, cumulative dividends in an amount per share equal to the excess (if any) of (i) the Applicable Percentage of the Accreted Value as of the immediately preceding Dividend Payment Date (or, for the initial Dividend Period, as of the date of issuance) over (ii) the amount of any regular cash dividends per share of Series D Preferred Stock that have been paid during such Dividend Period pursuant to paragraph 2(d). Subject to the provisions of paragraph 2(b), dividends paid pursuant to this paragraph 2(a) shall be payable in cash in arrears semi-annually on June 30 and December 31 of each year (each of such dates being a "Dividend Payment Date" and each such semi-annual period
                       ---------------------
being a "Dividend Period"). Such dividends shall accrue from the date of
         ---------------
issue (except that dividends on any amounts added to the Accreted Value pursuant to paragraph 2(b) shall accrue from the date such amounts are added to the Accreted Value), whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series D Preferred Stock on June 1 and December 1, as they appear on the stock records of the Company at the close of business on such record dates. The date on which the Company initially issues any share of Series D Preferred

Stock shall be deemed to be its "date of issue" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such share.

     (b) If dividends are not paid in cash on any Dividend Payment Date for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period), the unpaid amount shall be added to the Accreted Value for purposes of calculating succeeding periods' dividends.

     (c) The Applicable Percentage for each full Dividend Period for the Series D Preferred Stock shall be 9.00%. The Applicable Percentage for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series D Preferred Stock shall be computed on the basis of a per annum rate of 18.00% and the actual number of days elapsed over twelve 30-day months and a 360-day year. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.

     (d) In case the Company shall fix a record date for the making of any dividend or distribution to holders of Series C Preferred Stock, whether payable in cash, securities or other property, the holder of each share of Series D Preferred Stock on such record date shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Series C Preferred Stock into which such share of Series D Preferred Stock would be convertible on such record date (as if the Approval Date had occurred on such record date).

     (e) So long as any shares of the Series D Preferred Stock are outstanding, no Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly (except by conversion into or exchange for Junior Securities) or any cash dividend made on any Junior Security other than the ordinary dividend on the Company's Common Stock as determined and declared by the Board in which the holders of the Series D Preferred Stock participate in accordance with subparagraph (d) above, unless in each case (i) the full dividends on all outstanding shares of the Series D Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series D Preferred Stock.

  3.   Liquidation Preference.
       ----------------------

     (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holder of each share of Series D Preferred Stock shall be entitled to receive an amount per share equal to the Liquidation Value of such share on the date of distribution, and such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series D Preferred Stock, Series B Preferred Stock and Series C

Preferred Stock (collectively, the "Preferred Stock") shall be insufficient to
                                    ---------------
pay in full the preferential amount due on such shares, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock if all amounts payable thereon were paid in full. Solely for the purposes of this paragraph 3, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

        (b) After payment shall have been made in full to the holders of the Preferred Stock, as provided in this paragraph 3, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed to holders of capital stock of the Company, and the holders of the Preferred Stock shall not be entitled to share therein.

   4.   Conversion.
        ----------

       (a) Subject to the provisions of this paragraph 4, each share of Series D Preferred Stock shall be automatically converted into one share of Series C Preferred Stock on the Approval Date without any further action required by the Company or the holder of such share. The accreted value of such share of Series C Preferred Stock into which such share of Series D Preferred Stock shall convert on the Approval Date shall be: (i) if the Approval Date occurs prior to the date which is six months from the original date of issue of the Series D Preferred, then equal to the accreted value which such share of Series C Preferred Stock would have had on the Approval Date if such share had been issued on the date of original issue of the share of Series D Preferred Stock which is thereby converted, or (ii) if the Approval Date occurs on or after the date which is six months from the original date of issue of the Series D Preferred, then equal to the Accreted Value.

       (b) Unless the shares issuable on conversion pursuant to this paragraph 4 are to be issued in the same name as the name in which such shares of Series D Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

          (i) As promptly as possible, but in any event within 5 days, after the Approval Date, the Company shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Series C Preferred Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 4.

          (ii) All shares of Series C Preferred Stock delivered upon conversion of the Series D Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     (c) The Company shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Series C Preferred Stock (and shares of Common Stock into which such shares of Series C Preferred Stock may be converted) as shall be required for the purpose of effecting conversion of the Series D Preferred Stock.

     (d) Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Series D Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company.

     (e) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Series C Preferred Stock on conversion of the Series D Preferred Stock pursuant hereto; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Series C Preferred Stock in a name other than that of the holder of the Series D Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

     (f) In connection with the conversion of any shares of Series D Preferred Stock, no fractional shares of Series C Preferred Stock shall be issued, but in lieu thereof the Company shall pay to the holder thereof the value of such share in cash as determined by the Accreted Value of such share, plus all dividends (whether or not earned or declared) accrued since the end of the previous Dividend Period.

     (g) Subdivision or Combination of Common Stock.  If the Company at any time
         ------------------------------------------
subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Series C Preferred Stock into a greater number of shares, or combines (by reverse stock split or otherwise) its outstanding shares of Series C Preferred Stock into a smaller number of shares, then the number of shares of Series C Preferred Stock into which the Series D Preferred Stock shall be convertible shall be adjusted proportionately.

     (h) Reorganization, Reclassification, Consolidation, Merger or Sale. Any
         ---------------------------------------------------------------
recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Series C Preferred Stock or Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Series C Preferred Stock or Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series D Preferred Stock then outstanding) to insure that each of the holders of Series D Preferred Stock shall thereafter have the right to acquire and receive, upon the obtaining of Shareholder Approval, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's

 Series D Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder's shares of Series D Preferred Stock had been converted immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series D Preferred Stock then outstanding) to insure that the provisions of paragraph 4 hereof shall thereafter be applicable to the Series D Preferred Stock. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series D Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     (i)    Notices.
            -------

         (i) The Company shall give written notice to all holders of Series D Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock (other than the Company's ordinary Common Stock dividend), (b) with respect to any pro rata subscription offer to holders of Common Stock or
(c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

         (ii) The Company shall also give written notice to the holders of Series D Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

     (j)    Change of Control Offer.
            -----------------------

         (i) Promptly after the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall commence
                           ----------------------
(or cause to be commenced) an offer to purchase all outstanding shares of Series D Preferred Stock pursuant to the terms described in paragraph (j)(iv) (the

"Change of Control Offer") at a purchase price equal to the Change of Control
------------------------
Amount on the Change of Control Payment Date, and shall purchase (or cause the purchase of) any shares of Series D Preferred Stock tendered in the Change of Control Offer pursuant to the terms hereof.

        (ii) The Change of Control Amount payable to each holder of Series D Preferred Stock shall be payable in cash.

        (iii) Prior to the mailing of the notice referred to in paragraph (j)(iv), but in any event within 20 days following the date on which a Change of Control has occurred, the Company shall (A) promptly determine if the purchase of the Series D Preferred Stock for cash would violate or constitute a default under the indebtedness of the Company and (B) either shall repay to the extent necessary all such indebtedness or preferred stock of the Company that would prohibit the repurchase of the Series D Preferred Stock pursuant to a Change of Control

Offer or obtain any requisite consents or approvals under instruments governing any indebtedness or preferred stock of the Company to permit the repurchase of the Series D Preferred Stock for cash. The Company shall first comply with this paragraph (j)(iii) before it shall repurchase for cash any Series D Preferred Stock pursuant to this paragraph (j).

          (iv) Within 20 days following the date on which a Change of Control has occurred, the Company shall send, by first-class mail, postage prepaid, a notice (a "Change of Control Notice") to each holder of Series D Preferred
           ------------------------
Stock. If applicable, such notice shall contain all instructions and materials necessary to enable such holders to tender Series D Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

             (A) that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to this paragraph (j) and that all Series D Preferred Stock validly tendered and not withdrawn will be accepted for payment;

             (B) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");
                               ------------------------------

             (C) that any shares of Series D Preferred Stock not tendered will continue to accrue dividends;

             (D) that, unless the Company defaults in making payment therefor, any share of Series D Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

             (E) that holders electing to have any share of Series D Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Series D Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Company and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the Series D Preferred Stock at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

             (F) that holders will be entitled to withdraw their election if the Company receives, not later than five business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series D Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such shares of Series D Preferred Stock purchased;

             (G) that holders who tender only a portion of the shares of Series D Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased shares of Series D Preferred Stock; and

                   (H) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

             (v) The Company will comply with any tender offer rules under the Exchange Act which may then be applicable in connection with any offer made by the Company to repurchase the shares of Series D Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation hereunder by virtue thereof.

             (vi) On the Change of Control Payment Date, the Company shall (A) accept for payment the shares of Series D Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor in cash and (C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Company defaults in the payment for the shares of Series D Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Series D Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

             (vii) To accept the Change of Control Offer, the holder of a share of Series D Preferred Stock shall deliver, prior to the close of business on the business day prior to the Change of Control Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Series D Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

     (k) Certain Mergers.  In connection with any consolidation with or merger
         ---------------
with or into, any person in a transaction where the Common Stock is converted into or exchanged for securities of such person or an affiliate of such person, the Company covenants that as a condition precedent to the consummation of any such consolidation or merger it shall provide the holders of the Series D Preferred Stock with a certificate, in form and substance satisfactory to the holders of a majority of the Series D Senior Preferred Stock signed by a duly authorized officer of the Company indicating that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preference stock and that the Series D Preferred Stock shall be converted into or exchanged for and shall become shares of such person having in respect of such person substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Series D Preferred Stock had immediately prior to such transaction.

     (l) Reacquired Shares.  Any shares of Series D Preferred Stock purchased or
         -----------------
otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by an amendment or amendments of the Company's articles of incorporation adopted by the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     5. Redemption.
        ----------

          (a) If the Approval Date has not occurred prior to the third anniversary of the date of issue of the Series D Preferred Stock
(the "Third Anniversary") the holders of a majority of the shares of Series
      -----------------
D Preferred Stock (the "Requesting Stockholders") may require the Company to
                        -----------------------
redeem all of the outstanding shares of Series D Preferred
Stock at a redemption price equal to the Liquidation Value. The Requesting Stockholders shall deliver a notice of redemption (the "Redemption Notice") to
                                                        -----------------
the Company no later than 30 days following the Third Anniversary. The redemption price shall be payable in two equal installments,the first installment being payable on or before the third business day following delivery of the Redemption Notice and the second installment being payable on or before the date which is one year following delivery of the Redemption Notice, subject, in each case, to any limitations on such redemption that may be contained in the terms of the senior credit arrangements of the company in effect on the original date of issue of Series D Preferred Stock (the"Senior Credit Arrangements").
                                                --------------------------
If the company is of the opinion redemption will be in violation of the terms of the Senior Credit Arrangements, the Requesting Stockholders may require the Company to use its best efforts to consummate the sale and issuance of high-yield debt or other subordinated debt securities as soon as practicable after the Third Anniversary and to use the proceeds from such sale and issuance to redeem all of the outstanding shares of Series D Preferred Stock.

             (i) If, at any time following the issue of the Series D Preferred Stock, the Company consummates a sale and issuance of any debt or equity securities, the holders of a majority of the shares of Series D Preferred Stock may require the Company to use the proceeds of such sale and issuance to redeem the Series D Preferred Stock at a redemption price equal to the Liquidation Value. The Company will use its best efforts to obtain exceptions from its debt financings to permit such refinancing of the Series D Preferred Stock.

             (ii) At any time (a) following the Third Anniversary, the Company may, at its option, redeem all, but not less than all, of the outstanding shares of Series D Preferred Stock at a redemption price equal to 105% of the Liquidation Value thereof, and (b) following the fifth anniversary of the date of issue of the Series D Preferred Stock, the Company may, at its option, redeem all, but not less than all, of the outstanding shares of Series D Preferred Stock at a redemption price equal to the Liquidation Value thereof.

             (iii) On October 26, 2010, the Company will be required to redeem all of the outstanding shares of Series D Preferred Stock at a redemption price per share equal to the Liquidation Value on such date. The redemption price will be payable in cash.

          (b) In the case of (iii) and (iv) above, notice of any redemption shall be given by the Company by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Company; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series D Preferred Stock to be redeemed except as to the holder to whom the Company has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
(ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

          (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series D Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such share shall be redeemed by the Company at the redemption price aforesaid.

  6.   Voting Rights.
       --------------

          (a) Except as required by law, each holder of Series D Preferred Stock shall not be entitled to vote on any matter subject to the vote of the holders of the Company's Voting Securities.

          (b) So long as any of the Series D Preferred Stock is outstanding, the affirmative vote of the holders of (x) all of the outstanding shares of Series D Preferred Stock shall be necessary to alter or change the preferences, rights or powers of the Series D Preferred Stock, and (y) a majority of the outstanding shares of Series D Preferred Stock, voting together as a single class, shall be necessary to: (i) increase or decrease the authorized number of shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, (ii) amend, alter, repeal or waive any provision of the Restated Articles of Incorporation (including any articles of amendment and whether by amendment, merger or otherwise) or the By-laws with respect to the preferences, rights or powers of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, including, without limitation, the voting powers, dividend rights and liquidation preference of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, or change the Series D Preferred Stock into any other securities, cash or other property, (iii) issue any additional Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to or pari passu with the Series D Preferred Stock, or (iv) redeem or repurchase for cash any Junior Securities.

          (c) So long as any of the Series D Preferred Stock is outstanding, without the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock, voting together as a single class, the Company will not:

               (i) and will not permit any of its subsidiaries to, Incur any Indebtedness (other than Indebtedness existing on the Closing Date); provided that the Company may Incur Indebtedness if, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be positive but (1) less than 7.0:1.0, if prior to August 15, 2004 and (2) less than 6.0:1.0, if on or after August 15, 2004; and provided further that the Company and its subsidiaries may Incur each and all of the following:

                    (A) Indebtedness of the Company outstanding at any time in an aggregate principal amount (together with refinancings thereof) not to exceed $325.0 million, less any amount of such Indebtedness permanently repaid as provided in paragraph 6(c)(ix);

                    (B) Indebtedness owed (A) to the Company or (B) to any subsidiary of the Company; provided that any event which results in any such subsidiary ceasing to be a subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

                    (C) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any subsidiary of the Company pursuant to this clause (C);

                    (D) Indebtedness

                    (1) in respect of performance, surety or appeal bonds provided in the ordinary course of business;

                    (2) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

                    (3) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any subsidiary of the Company in connection with such disposition;

                    (E) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered as an Offer to Purchase made as a result of a Charge in Control or (B) deposited to defease the Notes as described in Section 8.02 and Section 8.03 of the Indenture;

                    (F) Guarantees of the Notes and Subordinated Notes and Guarantees of Indebtedness of the Company or any of its subsidiaries provided that the Guarantee of such Indebtedness is permitted by and made in accordance with paragraph 6(c)(v);

                    (G) Acquired Indebtedness; provided that the Indebtedness to EBITDA Ratio, after giving effect to such Incurrence on a pro forma basis, is no greater than such ratio prior to giving pro forma effect to such Incurrence;

                    (H) The Incurrence by the Company or any of its subsidiaries of Indebtedness to finance the cost (including the cost of design, development, improvement, acquisition, construction, installation, transportation or integration) to acquire equipment, inventory or network assets, in an aggregate principal amount not to exceed $10.0 million in any fiscal year; provided that amounts not so Incurred in any fiscal year may be accumulated and Incurred by the Company or any of its subsidiaries in any subsequent fiscal year; and provided further that the aggregate amount of Indebtedness that may be outstanding under this clause (G) at any one time shall not exceed $75.0 million;

                    (I) Indebtedness of the Company not to exceed, at any one time outstanding, two times the sum of:

                    (1) the Net Cash Proceeds received by the Company, other than from MSDW and WCAS up to an aggregate amount of $112.5 million, from the issuance and sale of its Capital Stock or options, warrants or other rights to acquire such Capital Stock to a Person that is not a subsidiary of the Company, to the extent such Net Cash Proceeds have not been used pursuant to clause (B)(2) of the first paragraph or clause (3) or (4) of the second paragraph of paragraph 6(c)(ii) to make a Restricted Payment, and

                    (2) 80% of the fair market value of property (other than cash or Cash Equivalents) received by the Company after the Closing Date from the sale of its Capital Stock or options, warrants or other rights to acquire such Capital Stock to a person that is not a subsidiary of the Company, to the extent such sale of Capital Stock has not been used pursuant to clause (3) or (4) of the second paragraph of paragraph 6(c)(ii) to make a Restricted Payment;

                    (J) Indebtedness of the Company (in addition to Indebtedness permitted under clauses (A) through (G) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $15.0 million at any time prior to closing of the R&B Acquisition and $25.0 million thereafter, less any amount of such Indebtedness permanently repaid as provided under paragraph 6(c)(ix).

Notwithstanding any other provision of this paragraph 6(c)(i), the maximum amount of Indebtedness that the Company or a subsidiary may Incur pursuant to this paragraph 6(c)(i) shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining any particular amount of Indebtedness under this paragraph 6(c)(i), (1) Indebtedness Incurred under the Credit Facility on or prior to the Closing Date shall be treated as Incurred pursuant to clause (A) of this paragraph 6(c)(i), (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in paragraph 6(c)(vii) shall not be treated as Indebtedness. For purposes of determining compliance with this paragraph 6(c)(i), in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause
(1) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

Notwithstanding anything herein to the contrary, if the Company or any of its subsidiaries issues any security convertible into Indebtedness, the documents governing such security shall provide that unless the Incurrence of such Indebtedness would be permitted under this paragraph 6(c)(i), such security may not be converted into Indebtedness.

                    (ii) and will not permit any of its material subsidiaries to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of any material subsidiaries held by minority stockholders) held by Persons other than the Company or any of its subsidiaries, (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a material subsidiary of the Company (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Series D Preferred Stock or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively

"Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

                    (A) the Company could not Incur at least $1.00 of Indebtedness under paragraph 6(c)(i) or

                    (B) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of

                    (1) the amount of (x) Consolidated EBITDA of the Company after June 30, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment, treated as a single accounting period, less (y) 2.0 times the aggregate Consolidated Interest Expense of the Company after June 30, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment treated as a single accounting period, plus

                    (2) the aggregate Net Cash Proceeds and fair market value of property other than cash (to the extent not used to make a Permitted Investment), received by the Company after the Closing Date from the issuance and sale permitted by these Terms of its Capital Stock to a Person who is not a subsidiary of the Company, or from the issuance to a Person who is not a subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company plus

                    (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), not to exceed, in each case, the amount of Investments previously made by the Company or any subsidiary of the Company in such Person.

The foregoing provision shall not be violated by reason of:

                    (4) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                    (5) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the

          Series D Preferred Stock including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (C) of paragraph 6(c)(i);

                    (6) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock);

                    (7) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Series D Preferred Stock in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock);

                    (8) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of these Terms applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

                    (9) Investments acquired in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock of the Company;

                    (10) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Series D Preferred Stock pursuant to the provisions of paragraph 4(j) (including the purchase of any Series D Preferred Stock tendered), any purchase or redemption of subordinated obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus any accrued or unpaid interest;

                    (11) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such options or Capital Stock represents a portion of the exercise price thereof; and

                    (12) payments not to exceed $250,000 in the aggregate solely to enable the Company to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; and

                    (13) the repurchase of the Subordinated Notes with the proceeds of the issuance of additional senior Indebtedness; provided that pro forma such transaction, the Company could Incur $1.00 of Indebtedness under the first paragraph of paragraph 6(c)(i).

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof and an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (4) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4), shall be included in calculating whether the conditions of clause (B) of the first paragraph of this paragraph 6(c)(ii) have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Series D Preferred Stock, or Indebtedness that is pari passu with the Series D Preferred Stock, then the Net Cash Proceeds of such issuance shall be included in clause (B) of the first paragraph of this paragraph 6(c)(ii) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

Any Restricted Payments made other than in cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its subsidiaries with respect to such Investment (up to the amount of the Investment on the date made).

                 (iii) and will not permit any material subsidiary of the Company to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any material subsidiary of the Company to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such material subsidiary owned by the Company or any other subsidiary of the Company, (2) pay any Indebtedness owed to the Company or any other material subsidiary, (3) make loans or advances to the Company or any other material subsidiary of the Company or (4) transfer any of its property or assets to the Company or any other material subsidiary of the Company.

The foregoing provisions shall not restrict any encumbrances or restrictions:

                         (A) existing on the Closing Date in the Credit Facility, these Terms or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the Series D Preferred Stock than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                         (B) existing under or by reason of applicable law;

                         (C) existing with respect to any Person or the property or assets of such Person acquired by the Company or any subsidiary of the Company, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                    (D) in the case of clause (4) of the first paragraph of this paragraph 6(c)(ii), (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any subsidiary of the Company not otherwise prohibited by these Terms or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any material subsidiary of the Company in any manner material to the Company and its material subsidiaries, taken as a whole; or

                    (E) with respect to a subsidiary of the Company and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such subsidiary.

Nothing contained in this paragraph 6(c)(iii) shall prevent the Company or any subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in paragraph 6(c)(vii) or (2) restricting the sale or other disposition of property or assets of the Company or any of its subsidiaries that secure Indebtedness of the Company or any of its subsidiaries.

          (iv) and will not permit any material subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a material subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

                 (A) to the Company or a Wholly Owned subsidiary;

                 (B) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign subsidiaries of the Company, to the extent required by applicable law;

                 (C) if, immediately after giving effect to such issuance or sale, such subsidiary would no longer constitute a subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under paragraph 6(c)(ii) if made on the date of such issuance or sale; or

                 (D) the sale of Common Stock of subsidiaries, if the proceeds of such issuance and sale are applied in accordance with clauses 1(A) and 1(B) of paragraph 6(c)(ix).

          (v) will not permit any subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Series D Preferred Stock ("Guaranteed Indebtedness"), provided that this paragraph shall not be applicable to any Guarantee of any subsidiary of the Company (x) that existed at the time such Person became a subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a subsidiary of the Company or (y) of the Indebtedness Incurred under the Credit Facility.

               (vi) and will not permit any subsidiary of the Company to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any subsidiary of the Company, except upon fair and reasonable terms no less favorable to the Company or such subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or Affiliate.

The foregoing limitation does not limit, and shall not apply to:

                      (1) transactions (i) approved by a majority of the disinterested members of the Board of Directors or (ii) for which the Company or a subsidiary of the Company delivers to the holders of the Series D Preferred Stock a written opinion of a nationally recognized investment banking firm or a nationally recognized firm having expertise in the specific area which is the subject of such determination stating that the transaction is fair to the Company or such subsidiary from a financial point of view;

                      (2) any transaction solely between the Company and any of its Wholly Owned subsidiaries or solely between Wholly Owned subsidiaries;

                      (3) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

                      (4) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

                      (5) any sale of shares of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock);

                      (6) any Restricted Payments not prohibited by paragraph 6(c)(ii);

                      (7) any purchase of Capital Stock of subsidiaries of the Company approved by a majority of the disinterested members of the Board of Directors; provided, however, that such purchases shall not be made from (i) WCAS, (ii) management of the Company or (iii) family members of management of the Company; or

                      (8) payments by the Company or any of its subsidiaries to WCAS pursuant to the terms of the Preferred Share Documents, as they exist on the Closing Date, between the Company and WCAS relating to the issuance, sale and purchase of the Preferred Shares.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this paragraph 6(c)(vi) and not covered by clauses (2) through (8) of this paragraph, (a) the aggregate amount of which exceeds $1.0 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $10.0 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

               (vii) and will not permit any material subsidiary of the Company to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any material subsidiary of the Company, without making effective provision for all of the Series D Preferred Stock to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Series D Preferred Stock, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

                     (A) Liens existing on the Closing Date;

                     (B) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its subsidiaries created in favor of the holders of Series D Preferred Stock;

                     (C) Liens with respect to the assets of a subsidiary of the Company granted by such subsidiary to the Company or a Wholly Owned subsidiary to secure Indebtedness owing to the Company or such other subsidiary;

                     (D) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (C) of paragraph 6(c)(i); provided that such Liens do not extend to or cover any property or assets of the Company or any subsidiary of the Company other than the property or assets securing the Indebtedness being refinanced;

                     (E) Liens on any property or assets of a subsidiary securing Indebtedness of such subsidiary permitted under paragraph 6(c)(i);

                     (F) Permitted Liens; or

                     (G) Liens securing obligations under the Credit Facility.

               (viii) and will not permit any of its subsidiaries to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a subsidiary of the Company sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

The foregoing restriction does not apply to any sale-leaseback transaction if
(1) the lease is for a period, including renewal rights, of not in excess of three years; (2) the lease secures or relates to industrial revenue or pollution control bonds; (3) the transaction is solely between the Company and any Wholly Owned subsidiary or solely between Wholly Owned subsidiaries; or (4) the Company or such subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clauses (1)(A) or (1)(B) of paragraph 6(c)(ix).

               (ix) and will not permit any of its subsidiaries to, consummate any Asset Sale, unless (1) the consideration received by the Company or such subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75.0% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Company or any subsidiary (other than Indebtedness to the Company or any subsidiary), provided that the Company or such subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness.

In the event and to the extent that the Net Cash Proceeds received by the Company or any of its subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission or provided to the Trustee), then the Company shall or shall cause the relevant subsidiary to:

               (1) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets

                    (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or Indebtedness of any subsidiary of the Company, in each case owing to a Person other than the Company or any of its subsidiaries or

                    (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing so to invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its subsidiaries existing on the date of such investment and

                    (C) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this paragraph 6(c)(ix).

          (d) So long as any of the Series D Preferred Stock is outstanding, the Company will:

               (i) and shall cause each of its subsidiaries to, at all times preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

               (ii) and shall cause each of its subsidiaries to, at all times preserve and maintain all assets and properties material to its business;

               (iii) pay, and shall cause each of its subsidiaries to pay, prior to delinquency, all material Taxes and levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the holders of the Series D Preferred Stock;

               (iv) comply with, and shall cause each of its subsidiaries to comply with, in all material respects, all requirements of any law (statutory or common), rule or regulation or determination of any Governmental Authority having jurisdiction over it or its business, except as may be contested in good faith or as to which a bona fide dispute may exist; and

               (v) maintain, and will cause each of its subsidiaries to maintain, proper books of records and accounts, in which full, true and correct entries in conformity with U.S. generally accepted accounting principles consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and its subsidiaries.

        (e) If the Company shall fail to comply with any one or more of the provisions in paragraph 6(b), (c) or (d), then in any such event the Applicable Percentage for each full Dividend Period shall be increased to 11.50%.

     7.   Definitions.  The following terms, as used herein, shall have the
          -----------
following meanings:

     "Accreted Value" equals, with respect to one share of Series D Preferred
      --------------
Stock, $1,000, adjusted for the amount of any dividends added to (or subtracted from) the Accreted Value in accordance with paragraph 2(b) (which aggregate amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Series D Preferred Stock).

     "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the
      ---------------------
time such Person becomes a subsidiary of the Company or (2) assumed in connection with an Asset Acquisition by a subsidiary of the Company; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a subsidiary of the Company or such Asset Acquisition shall not be Acquired Indebtedness.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net
      --------------------------------
income (or loss) of the Company and its subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (1) the net income of any Person that is not a subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its subsidiaries by such Person during such period;

          (2) the net income (or loss) of any Person accrued prior to the date it becomes a subsidiary or is merged into or consolidated with the Company or any of its subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its subsidiaries;

          (3) the net income of any subsidiary to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such subsidiary;

          (4) any gains or losses (on an after-tax basis) attributable to Asset Sales;

          (5) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of paragraph 6(c)(ii), any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its subsidiaries; and

          (6) all extraordinary gains and extraordinary losses.

     "Adjusted Consolidated Net Tangible Assets" means the total amount of
      -----------------------------------------
assets of the Company and its subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (1) all current liabilities of the Company and its subsidiaries (excluding intercompany payables and receivables) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, other than licenses, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the holders of the Series D Preferred Stock.

     "Affiliate" of any specified Person means any other Person directly or
      ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control and in no event shall a holder of Series D Preferred Stock be deemed an Affiliate of the Company or its subsidiaries.

     "Applicable Percentage" is defined in paragraph 2(c) hereof.
      ---------------------

     "Approval Date" means the date on which Shareholder Approval is obtained.
      -------------

     "Asset Acquisition" means (1) an Investment by the Company or any of its
      -----------------
material subsidiaries in any other Person pursuant to which such Person shall become a material subsidiary or shall be merged into or consolidated with the Company or any of its material subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its material subsidiaries on the date of such Investment or (2) an acquisition by the Company or any of its material subsidiaries of the property and assets of any Person other than the Company or any of its material subsidiaries that constitute material substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its material subsidiaries on the date of such acquisition.

     "Asset Disposition" means the sale or other disposition by the Company or
      -----------------
any of its material subsidiaries (other than to the Company or another subsidiary) of (1) all or substantially all of the Capital Stock of any material subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of the Company or any of its material subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition (including by
      ----------
way of merger, consolidation or sale-leaseback transaction) after the Closing Date in one transaction or a series of related transactions by the Company or any of its material subsidiaries to any Person other than the Company or any of its subsidiaries of (1) all or any of the Capital Stock of any material subsidiary, (2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its material subsidiaries or
(3) any other property and assets of the Company or any of its material subsidiaries outside the ordinary course of business of the Company or such subsidiary; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made pursuant to paragraph 6(c)(ix), (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (B) of paragraph 6(c)(ix) or (d) sales or other dispositions of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its subsidiaries and that is disposed of in each case in the ordinary course of business.

     "Board of Directors" means the Board of Directors of the Company or any
      ------------------
committee of such Board of Directors duly authorized to act under this Indenture.

     "Board Resolution" means a copy of a resolution certified by the Secretary
      ----------------
or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the holders of the Series D Preferred Stock.

     "Business Day" means any day except a Saturday, Sunday or other day on
      ------------
which commercial banks in The City of New York are authorized by law to close.

     "Capital Stock" means, with respect to any Person, any and all shares,
      -------------
interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter.

     "Capitalized Lease" means, as applied to any Person, any lease of any
      -----------------
property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means the discounted present value of the
      -----------------------------
rental obligations under a Capitalized Lease.

     "Cash Equivalents" means (1) securities issued or directly and fully
      ----------------
guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case maturing within one year after the date of acquisition, (2) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and (3) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) and (2) above.

     "Change in Control" has the meaning assigned thereto in the Indenture.
      -----------------

     "Change of Control" means: (i) the sale, lease, transfer, conveyance or
      -----------------
other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Company and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the Voting Securities of the Company, or (iii) the first day on which a majority of the members of the board of directors are not Continuing Directors.

     "Change of Control Amount" means, with respect to one share of Series D
      ------------------------
Preferred Stock, 105% of the Accreted Value per share plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period; provided, however, that if the Change of Control occurs prior
                 --------  -------
to the fifth anniversary of the date of issue of any share of Series D Preferred Stock, the Accreted Value shall be calculated assuming the Change of Control had occurred on the fifth anniversary of the date of issue of such share of Series D Preferred Stock (and assuming that no cash dividends had been paid on such share from the actual date of the Change of Control through the fifth anniversary of the date of issue).

     "Closing Date" means the date of issue of the Series D Preferred Stock.
      ------------

     "Commission" means the Securities and Exchange Commission, as from time to
      ----------
time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net
      -------------------
Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income: (1) Consolidated Interest Expense, (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (3) depreciation expense, (4) amortization expense, (5) for purposes of determining the Company's ability to Incur Indebtedness, non-recurring severance and transaction costs incurred in connection with any acquisition (including any Transaction) by the Company or its subsidiaries and (6) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its subsidiaries in conformity with GAAP; provided that, if any subsidiary is not a Wholly Owned subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) or increased (to the extent not otherwise increased in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income (whether positive or negative) attributable to such subsidiary multiplied by (B) the percentage ownership interest in the income of such subsidiary not owned on the last day of such period by the Company or any of its subsidiaries.

     "Consolidated Interest Expense" means, for any period, the aggregate amount
      -----------------------------
of interest in respect of Indebtedness (including, without limitation, Indebtedness that is Guaranteed or secured by the Company or any of its subsidiaries, including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and the net costs associated with Interest Rate Agreements) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its subsidiaries during such period; excluding, however, (1) any amount of such interest of any subsidiary if the net income of such subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis in conformity with GAAP.

     "Continuing Directors" means individuals who constituted the Board of
      --------------------
Directors of the Company on July 11, 2000 (the "Incumbent Directors"); provided
                                                -------------------
that any individual becoming a
director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Company, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting.

     "Conversion Stock" means shares of the Company's Series C Preferred Stock;
      ----------------
provided that if there is a change such that the securities issuable upon conversion of the Series D Preferred Stock are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series D Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Credit Facility" means the Credit Agreement dated as of July 26, 2000
      ---------------
among the Company, Morgan Stanley Senior Funding, Inc. and certain other financial institutions party thereto, as such agreement, may be, in one or more agreements with one or more lending groups, amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, in whole or in part, from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing, including those that increase the amount available thereunder in accordance with the terms of this Indenture).

     "Currency Agreement" means any foreign exchange contract, currency swap
      ------------------
agreement or other similar agreement or arrangement.

     "Event of Default" has the meaning assigned thereto in the Indenture.
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Terms shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of these Terms shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the Transactions and (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantee" means any obligation, contingent or otherwise, of any Person
      ---------
directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranteed Indebtedness" has the meaning set forth in paragraph 6(c)(v).
      -----------------------

     "Incur" means, with respect to any Indebtedness, to incur, create, issue,
      -----
assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of
      ------------
determination (without duplication):

          (1) all indebtedness of such Person for borrowed money;

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months (or one year in the case of earnouts for which the maximum non-contingent obligation does not exceed $25.0 million) after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

          (5) all Capitalized Lease Obligations;

          (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

          (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

          (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum net liability upon the occurrence of the contingency giving rise to the obligation, provided
(A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Indebtedness to EBITDA Ratio" means, on any Transaction Date, the ratio of
      ----------------------------

          (1) the aggregate amount of Indebtedness of the Company and its subsidiaries on a consolidated basis outstanding on such Transaction Date to

          (2) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission (such four fiscal quarter period being the "Four Quarter Period"); provided that, in making the foregoing
          -------------------
     calculation, (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that have been made by any Person that has become a material subsidiary or has been merged with or into the Company or any material subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a material subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

     "Indenture" means the Indenture dated July 26, 2000 by and between the
      ---------
Company and the Bank of New York, as Trustee, in respect of the Notes.

     "Interest Rate Agreement" means any interest rate protection agreement,
      -----------------------
interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" by the Company or any subsidiary in any Person means any
      ----------
direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding Permitted Advances and advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its material subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the retention of the Capital Stock (or any other Investment) by the Company or any of its subsidiaries, of (or in) any Person that has ceased to be a subsidiary, including without limitation, by reason of any transaction permitted by clause
(iii) of paragraph 6(c)(iv). For purpose of paragraph 6(c)(ii), the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or
      ----
charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Liquidation Value" on any date means, with respect to one share of Series
      -----------------
D Preferred Stock, the Accreted Value on such date, plus all dividends (whether or not earned or declared) accrued since the end of the previous Dividend Period.

     "MSDW" means Morgan Stanley Dean Witter & Co. and its affiliates.
      ----

     "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds
      -----------------
of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any of its subsidiaries as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Notes" means the 13.5% Senior Notes of the Company due 2010.
      -----

     "Offer to Purchase" has the meaning assigned thereto in the Indenture.
      -----------------

     "Permitted Advances" means advances by the Company to the West Virginia PCS
      ------------------
Alliance on and after the Closing Date in an aggregate amount not to exceed $104.0 million at any one time outstanding.

     "Permitted Holders" means WCAS and MSDW.
      -----------------

     "Permitted Investment" means:
      --------------------

                (1) an Investment in the Company or a subsidiary of the Company or a Person which will, upon the making of such Investment, become a subsidiary of the Company or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a subsidiary of the Company; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its subsidiaries on the date of such Investment;

                (2) Temporary Cash Investments;

                (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

                    (4) stock, obligations or securities received in satisfaction of judgments;

                    (5) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

                    (6) loans or advances to or guarantees of third-party loans or advances to employees of the Company or any subsidiary in the normal course of business in an aggregate amount not to exceed $5.0 million in the aggregate at any one time outstanding;

                    (7) Strategic Telecommunications Investments made after the Closing Date in an aggregate amount not to exceed $11.25 million in the aggregate at any one time outstanding prior to the closing of the Company's acquisition of R&B Communications, Inc. (the "R&B
                                                                  ---
          Acquisition") and $15.0 million thereafter in the aggregate at any one
          -----------
          time outstanding;

                    (8) Notwithstanding 7 above, Strategic Telecommunications Investments, to the extent that the payment for such Strategic Telecommunications Investments consists of (i) Common Stock of the Company or (ii) proceeds of a sale of Common Stock of the Company received by the Company within 60 days of the making of such Investment;

                    (9) Investments, the payment for which consists of (i) Capital Stock of the Company or (ii) the proceeds of a sale of Capital Stock of the Company received by the Company within 60 days of the making of such Investment, in an aggregate amount not to exceed $37.5 million at any one time outstanding prior to the closing of the R&B Acquisition and thereafter $50.0 million in the aggregate at any one time outstanding; and

                    (10) Investments outstanding on the Closing Date or to be made as part of the Transactions, including, without limitation, $7.5 million of investments in the RTFC to facilitate borrowings under the Credit Facility.

     "Permitted Liens" means:
      ---------------

                    (11) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                    (12) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                (13) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                (14) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                (15) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company and its subsidiaries, taken as a whole;

                (16) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that
          (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with paragraph 6(c)(i), to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

                (17) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its subsidiaries, taken as a whole;

                (18) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its subsidiaries relating to such property or assets;

                (19) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

                (20) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                (21) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any subsidiary of the Company; provided that such Liens do not extend to or cover any property or assets of the Company or any subsidiary of the Company other than the property or assets acquired;

                (22) Liens in favor of the Company or any subsidiary of the Company;

                (23) Liens arising from the rendering of a final judgment or order against the Company or any of its subsidiaries that do not give rise to an Event of Default;

                (24) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                (25) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                (26) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

                (27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its subsidiaries prior to the Closing Date;

                (28) Liens on receivables.

     "Person" as used herein means any corporation, limited liability company,
      ------
partnership, trust, organization, association, other entity or individual.

     "Preferred Share Documents" means (1) the Securities Purchase Agreement
      -------------------------
dated as of July 11, 2000 among the Company, WCAS, and the other purchasers listed on the signature pages thereof (the "Purchasers"), with respect to the
                                            ----------
Series B Preferred Stock, (2) the Securities Purchase Agreement dated as of July 26, 2000 among the Company and the Purchasers, with respect to the Series C and Series D Preferred Stock, (3) the Shareholders Agreement among the Company and the Purchasers entered into at the closing of the sale of the Series B Preferred

Stock as amended and restated on July 26, 2000, and (4) the Warrant Agreement among the Company and the Purchasers entered into at the closing of the sale of the Series B Preferred Stock.

     "R&B Acquisition" has the meaning set forth in the definition of "Permitted
      ---------------
Investments" in this paragraph 7.

     "Related Business" means any business related to, ancillary to, or
      ----------------
complementary to, the ownership, development, operation or acquisition of communications systems or the provision of communications services, in each case as determined in good faith by the board of directors of the Company.

     "Restricted Payments" has the meaning provided in paragraph 6(c)(ii).
      -------------------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Shareholder Approval" means the approval of requisite holders of the
      --------------------
Common Stock with respect to each of the following: (i) the removal of any limitation on the conversion of the Series D Preferred Stock into Series C Preferred Stock pursuant to and in accordance with the terms hereof and on the conversion of the Series C Preferred Stock into Common Stock, (ii) the removal of the Conversion Cap to which the Series C Preferred Stock is subject, (iii) the removal of the Minimum Conversion Price to which the Series C Preferred Stock is subject and (iv) the removal of any limitation on the right of Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe IX, L.P. or any of their Affiliates to vote any Voting Securities contained in paragraph
4.02 of that certain Amended and Restated Shareholders Agreement dated as of July 26, 2000.

     "Strategic Telecommunications Investment" means the acquisition by the
      ---------------------------------------
Company or any of its subsidiaries of 50.0% or less of the Common Stock in a Related Business (1) over which the Company or its subsidiaries exerts operational or managerial influence or (2) which provides service directly to the Company or its subsidiaries; in each case, as determined in good faith by the Board of Directors (when such Investment is or exceeds $1.0 million) or as certified by an officer of the Company (when such Investment is below $1.0 million).

     "Subordinated Notes" means the 13.5% Subordinated Notes due 2011 of the
      ------------------
Company.

     "Taxes" means all taxes, assessments, fees, levies, imposts, duties,
      -----
penalties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any law or any Governmental Authority.

     "Temporary Cash Investment" means any of the following:
      -------------------------

                    (29) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

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

                    (30) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                    (31) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

                    (32) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

                    (33) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

     "Trade Payables" means, with respect to any Person, any accounts payable or
      --------------
any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with respect to the Incurrence of any
      ----------------
Indebtedness by the Company or any of its subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Transactions" means:
      ------------

                    (34) the issuance of the Notes and the Subordinated Notes by the Company;

                    (35) the repayment of Indebtedness by the Company of the Alliances to the RTFC;

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

                    (36) the sale and issuance by the Company to the Permitted Holders of an aggregate amount of $250.0 million of its Preferred Shares;

                    (37) the acquisition by the Company of certain licenses and assets held by Richmond-Norfolk (the "Richmond-Norfolk Acquisition");
                                                ----------------------------

                    (38) the borrowings by the Company under the Credit Facility; and

                    (39) the dispositions of assets of Virginia RSA6 and RSA5 in connection with the Richmond-Norfolk Acquisition.

     "Transfer Agent" means the transfer agent for the Series D Preferred Stock
      --------------
appointed by the Company.

     "Voting Securities" means securities of the Company ordinarily having the
      -----------------
power to vote for the election of directors of the Company; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

     "WCAS" means Welsh, Carson, Anderson & Stowe VIII, L.P. and Welsh, Carson,
      ----
Anderson & Stowe IX, L.P. and their respective affiliates.

     "Wholly Owned" means with respect to any subsidiary of any Person, the
      ------------
ownership of all of the outstanding Capital Stock of such subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned subsidiaries of such Person.

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